Exhibit 8.2

May 10, 2007

The Allstate Corporation

2775 Sanders Road

Northbrook, Illinois 60062

Re:          Series B 6.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067

Dear Ladies and Gentlemen:

We have acted as tax counsel to The Allstate Corporation, a Delaware corporation (“Company”), in connection with the sale by the Company of $500,000,000 principal amount of its Series B 6.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 (the “Debentures”) to the Underwriters named in Schedule II to the Underwriting Agreement dated May 3, 2007, between the Company and the representatives of the Underwriters (the “Underwriting Agreement” and such firms, the “Underwriters”).  The Debentures will be issued under the Subordinated Indenture, dated as of November 25, 1996 (the “Base Indenture”), as supplemented by (i) the Third Supplemental Indenture, dated as of July 23, 1999 (the “Third Supplemental Indenture”), (ii) the Fourth Supplemental Indenture, dated as of June 12, 2000 (the “Fourth Supplemental Indenture”), and (iii) the Sixth Supplemental Indenture, dated as of May 10, 2007 (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the Third Supplemental Indenture, and the Fourth Supplemental Indenture, the “Indenture”), between the Company and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee.  For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Prospectus Supplement (as defined below) and references herein to the Transaction Documents (as defined below) shall include all exhibits and schedules thereto.

In connection with this opinion, we have examined (i) the Registration Statement on Form S-3 (Registration No. 333-134230) relating to the Debentures and other securities filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) which became effective under the Act on May 18, 2006, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”); (ii) the prospectus, dated May 18, 2006 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement; (iii) the preliminary prospectus supplement, dated May 3, 2007 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”) relating to the offering of the Debentures, in the form filed by the Company with the Commission on May 4, 2007, pursuant to Rule 424(b) under the Act; (iv) the Underwriting Agreement; (v) the certificates representing Debentures included in the Sixth Supplemental Indenture; (vi) an executed copy of the Base Indenture; (vii) the Third Supplemental Indenture, the Fourth Supplemental Indenture, and the Sixth Supplemental Indenture; (viii) resolutions of the Board of Directors of the Company (the “Board”), adopted April 10, 2007; (ix) the Replacement Capital Covenant, dated as of May 10, 2007 (the “Replacement Capital Covenant”), by the Company in favor of and for the benefit of each Covered Debtholder; and (x) the executed officer’s certificate (the “Officer’s Tax Representation Letter”) dated as of the date hereof and delivered to us by the Company for purposes of this opinion (collectively (i)-(x), the “Transaction Documents”).  In addition, we have examined and relied as to matters of fact upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below.  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, the authenticity of the originals of such latter documents, and the enforceability of all documents reviewed by us, and that the Debentures will be in a form substantially identical to the form of the Debentures as set forth in Exhibit A of the Sixth Supplemental Indenture.  We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In our examination, we have assumed that (i) the statements contained in the Transaction Documents are true, correct, and complete as those statements relate to the issuance of the Debentures; (ii) the terms of the documents referred to in the preceding paragraph will be complied with and none of the terms or conditions contained therein will have been waived or modified in any respect prior to the date when the Debentures are issued; (iii) the factual representations made to us by the Company in the Officer’s Tax Representation Letter are true, correct, and complete; and (iv) any factual representations made in the Transaction Documents or the Officer’s Tax Representation Letter “to the best knowledge of,” in the “belief of,” or similarly qualified are true, correct, and complete without such qualification.  If any of the above described assumptions is untrue for any reason or if the issuance of the Debentures is consummated in a manner that is inconsistent with the manner in which it is described in the Transaction Documents, our opinion as expressed below may be adversely affected and may not be relied upon.

Based on the foregoing and subject to the qualifications, assumptions, and limitations stated herein and in the Prospectus, we are of the opinion that the statements made in the Prospectus Supplement under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

Our opinion is based upon the Internal Revenue Code of 1986, as amended; Treasury Regulations (including temporary and proposed Treasury Regulations) issued thereunder; Internal Revenue Service rulings and pronouncements; and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect.  Our opinion is limited to the matters expressly stated herein.  Our opinion is rendered only as of the date hereof, and its validity could be affected by subsequent changes in applicable law.  We have not undertaken and will not undertake to advise you or any other person with respect to any such change subsequent to the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.  In the event that any one or more of the matters referred to herein or in the Transaction Documents is untrue, inaccurate, or incomplete, our opinion shall be void and of no force or effect, but only to the extent that such untruth, inaccuracy, or incompletion affects the accuracy of the opinion provided herein.  Our opinion is provided solely as a legal opinion and not as a guaranty or warranty.  An opinion of counsel is not binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or a court would not take a contrary position with respect to any of the conclusions contained herein.

We express no opinions with respect to the transactions referred to herein or in the Prospectus other than as expressly set forth herein.  Moreover, we note that there is no authority directly on point dealing with securities such as the Debentures or transactions of the type described herein.

We consent to the filing of this opinion letter as an exhibit to the Company’s Form 8-K to be filed in connection with the issuance and sale of the Debentures, incorporated by reference in the Registration Statement, and to the use of our name under the headings “Certain United States Federal Income Tax Considerations” and “Legal Opinions” in the Prospectus Supplement.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LeBoeuf, Lamb, Greene & MacRae LLP